As filed with the Securities and Exchange Commission on March 7, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AGCO CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	58-1960019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Damon Audia
Senior Vice President and Chief Financial Officer
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:
Eric A. Koontz
Brenna A. Sheffield
Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E., Suite 3000
Atlanta, Georgia 30308
(404) 885-3309
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

*TABLE OF ADDITIONAL REGISTRANTS
The following direct and indirect subsidiaries of AGCO Corporation may guarantee debt securities issued by AGCO Corporation and are co-registrants under this registration statement with respect to the guarantees only.
Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
AGCO International Holdings B.V.	The Netherlands	Not applicable
AGCO International GmbH	Switzerland	Not applicable
Massey Ferguson Corp.	Delaware	58-2119606
The GSI Group, LLC	Delaware	37-0856587

*
The name, address, including zip code, and telephone number, including area code, of the principal executive office of AGCO International Holdings B.V. is Horsterweg 66a, 5971 NG Grubbenvorst, the Netherlands, telephone +31 77 327 8400. The name, address, including zip code, and telephone number, including area code, of the principal executive office of AGCO International GmbH is Victor von Bruns-Strasse 17, CH 8212 Neuhausen am Rheinfall, Switzerland, telephone +41 52 725 2200. The name, address, including zip code, and telephone number, including area code, of the principal executive offices of Massey Ferguson Corp. and The GSI Group, LLC is 4205 River Green Parkway, Duluth, Georgia 30096, telephone number (770) 813-9200. The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is Damon Audia, Senior Vice President and Chief Financial Officer, AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096, telephone number (770) 813-9200. The primary standard industrial classification code for each additional registrant is 3523.

PROSPECTUS
AGCO CORPORATION
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Purchase Contracts
Units
AGCO INTERNATIONAL HOLDINGS B.V.
AGCO INTERNATIONAL GMBH
MASSEY FERGUSON CORP.
THE GSI GROUP, LLC
Guarantees of Debt Securities
AGCO Corporation may offer and sell shares of its common stock, shares of its preferred stock, debt securities, warrants, depositary shares, purchase contracts or units, or any combination of these securities. We may offer and sell these securities, together or separately, from time to time, in one or more offerings, in amounts, at prices and on terms that will be determined at the time of any such offering. The preferred stock, debt securities, warrants, depositary shares, purchase contracts and units may be convertible or exercisable or exchangeable for common stock, preferred stock, debt securities or other securities or property. AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp. and The GSI Group, LLC, direct and indirect subsidiaries of AGCO Corporation, may guarantee our debt securities. Such guarantees of debt securities may be sold in combination with any of the other securities listed above.
This prospectus describes some of the general terms that may apply to the offered securities. The specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that contains a description of those securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to purchasers, or through a combination of these methods on an immediate, continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement relating to that offering.
Our common stock is listed on the New York Stock Exchange under the symbol “AGCO.” If we decide to seek a listing of any other securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed or where we have made an application for listing, as the case may be.
Investing in these securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 7, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or “SEC,” using the “shelf” registration process. By using a shelf registration statement, we may offer and sell, from time to time, in one or more offerings, the securities described in the applicable prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell the securities. You should not assume that the information contained in this prospectus or in any prospectus supplement is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.
This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.
We urge you to read carefully both this prospectus and the prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference,” before deciding whether to invest in any of the securities being offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”
Unless we otherwise indicate or unless the context requires, references in this prospectus to “AGCO,” “we,” “us” and “our” are to AGCO Corporation and its subsidiaries. The term “you” refers to a prospective investor.
Our principal executive offices are located at 4205 River Green Parkway, Duluth, Georgia 30096. Our phone number is (770) 813-9200.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus and the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and the applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and the applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.
Our Internet address is www.agcocorp.com. We make the following reports filed by us available, free of charge, on our website under the heading “SEC Filings” in our website’s “Investors” section: annual reports on Form 10-K; quarterly reports on Form 10-Q; current reports on Form 8-K; proxy statements for the annual meeting of stockholders; and reports on Form SD. These reports are made available on our website as soon as practicable after they are filed with the SEC. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any prospectus supplement unless expressly provided herein, and you should not consider it part of this prospectus or any prospectus supplement.
The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:
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our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 27, 2024;

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our Current Report on Form 8-K filed on February 2, 2024;

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all information in our Definitive Proxy Statement on Schedule 14A filed on March 27, 2023, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022; and

•
the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, we will incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, after the date of this prospectus and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) or other applicable SEC rules.
You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits (unless we have specifically incorporated that exhibit by reference into the filing) , free of charge by contacting our Secretary at our principal offices, which are located at 4205 River Green Parkway, Duluth, Georgia 30096, and our telephone number is (770) 813-9200.
You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
AGCO CORPORATION
We are a global leader in the design, manufacture and distribution of agricultural machinery and precision agriculture technology. We sell a full range of agricultural equipment, including tractors, combines, self-propelled sprayers, hay tools, forage equipment, seeding and tillage equipment, implements, and grain storage and protein production systems. Our products are widely recognized in the agricultural equipment industry and are marketed under a number of well-known brands, including Fendt®, GSI®, Massey Ferguson®, Precision Planting® and Valtra®, supported by our FUSE® precision agriculture solutions. We distribute most of our products through approximately 3,100 independent dealers and distributors in approximately 140 countries. We also provide retail and wholesale financing through our finance joint ventures with Coöperatieve Rabobank U.A., which, together with its affiliates, we refer to as “Rabobank.”
AGCO Corporation was incorporated in Delaware in 1991. Our principal executive offices are located at 4205 River Green Parkway, Duluth, Georgia 30096, and our telephone number is (770) 813-9200.

RISK FACTORS
Please carefully consider the risk factors described in Item 1A. — Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include or incorporate in any applicable prospectus supplement.

GUARANTOR DISCLOSURES
The debt securities described in this prospectus will be issued by AGCO Corporation and may be fully and unconditionally guaranteed by AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp. and The GSI Group, LLC (the “guarantor subsidiaries”). Any guarantees will be full and unconditional, to the extent permitted by applicable law, and subject to any limitations described in the applicable prospectus supplement relating to the offering of such guaranteed debt securities, and may be subject to certain conditions for release, which will be described in the applicable prospectus supplement. The other subsidiaries of AGCO Corporation (the “non-guarantor subsidiaries”) are not registering guarantees of AGCO Corporation’s debt securities. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the guarantor subsidiaries may offer, see the information under the headings “Description of Debt Securities” in this prospectus.
AGCO International GmbH, a Swiss limited liability company, may be a guarantor of the debt securities. Under the laws of Switzerland, the liabilities of AGCO International GmbH under any up-stream or cross-stream guarantee are expected to be limited to the maximum amount of AGCO International GmbH’s freely disposable equity at the time or times of enforcement. Such limitation applies if and to the extent it is required under applicable Swiss law at the time of performance of AGCO International GmbH’s guarantee and provided that such limitation does not free AGCO International GmbH from its guarantee obligation in excess of its freely disposable equity at the time, but merely postpones the time of performance until such times when performance is permitted notwithstanding such limitation under then applicable Swiss law. The performance under the guarantee of AGCO International GmbH may further require certain prior corporate steps to be completed including, but not limited to, obtaining an audit report, quotaholders’ resolutions and board or management resolutions as further disclosed in the indenture and such resolutions and audit report might not be received and as a consequence AGCO International GmbH might not be permitted to perform under the guarantee.
The performance under the guarantee granted by AGCO International GmbH may give rise to Swiss withholding tax on dividends to the extent that the performance of such guarantee constitutes, in terms of Swiss withholding tax law, a (deemed) dividend distribution by AGCO International GmbH.
As a result, the indenture and the guarantee provisions contain “limitation language” in relation to AGCO International GmbH. Pursuant to such limitation language, the performance of such guarantee granted by AGCO International GmbH will be limited as described above.
The above limitations and requirements apply in relation to guarantees securing the performance of any obligations of any direct or indirect parent companies and/or sister company of AGCO International GmbH as well as all of AGCO International GmbH’s joint liabilities, indemnities, guarantees and collateral for debt of, or other obligations to grant economic benefits to, its direct or indirect parent companies or sister companies, e.g., by way of restrictions of AGCO International GmbH’s rights of set-off or subrogation or of its obligation to subordinate or waive claims, in each case as may be applicable, under the indenture.
Summarized Financial Information
The following tables present summarized financial information of AGCO Corporation, as the issuer of the debt securities, and the guarantor subsidiaries on a combined basis after elimination of intercompany transactions and balances within the guarantor subsidiaries and equity in the earnings from and investments in any non-guarantor subsidiary. As used herein, “obligor group” means AGCO Corporation, as the issuer of the debt securities, and the guarantor subsidiaries on a combined basis. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under SEC Regulation S-X for the obligor group and is not intended to present the financial position or results of operations of the obligor group in accordance with generally accepted accounting principles as such principles are in effect in the United States.

Balance Sheet
(in millions)	As of December 31, 2023
Current assets(a)	$5,710.3
Noncurrent assets(b)	2,036.4
Current liabilities(c)	5,597.4
Noncurrent liabilities(d)	2,824.2

(a)
Includes amounts due from non-guarantor subsidiaries of $3,391.1 million as of December 31, 2023.

(b)
Includes amounts due from non-guarantor subsidiaries of $404.1 million as of December 31, 2023.

(c)
Includes amounts due to non-guarantor subsidiaries of $3,813.4 million as of December 31, 2023.

(d)
Includes amounts due to non-guarantor subsidiaries of $1,193.3 million as of December 31, 2023.

Statement of Operation Information
(in millions)	Year ended December 31, 2023
Revenues(a)	$10,727.6
Income from Operations	1,069.3
Net income	578.7
Net income attributable to obligor group	578.7

(a)
Includes intercompany revenues generated from non-guarantor subsidiaries of $6,408.6 million.

The following tables present summarized financial information of AGCO International GmbH, after elimination of intercompany transactions and balances within the guarantor subsidiaries and equity in the earnings from and investments in any non-guarantor subsidiary.
Balance Sheet
(in millions)	As of December 31, 2023
Current assets(a)	$4,108.0
Noncurrent assets(b)	648.3
Current liabilities(c)	4,422.5
Noncurrent liabilities(d)	1,376.5

(a)
Includes amounts due from non-guarantor subsidiaries of $2,760.2 million as of December 31, 2023.

(b)
Includes amounts due from non-guarantor subsidiaries of $379.0 million as of December 31, 2023.

(c)
Includes amounts due to non-guarantor subsidiaries of $3,540.1 million as of December 31, 2023.

(d)
Includes amounts due to non-guarantor subsidiaries of $1,193.3 million as of December 31, 2023.

Statement of Operation Information
(in millions)	Year ended December 31, 2023
Revenues(a)	$7,374.3
Income from Operations	1,158.9
Net income	691.3
Net income attributable to obligor group	691.3

(a)
Includes intercompany revenues generated from non-guarantor subsidiaries of $5,762.9 million.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based on our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated By-Laws (“By-Laws”), and applicable provisions of law. We have summarized certain portions of our Certificate of Incorporation and By-Laws below. The summary is not complete and is subject to, and is qualified in its entirety by, our Certificate of Incorporation and our By-laws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law (“DGCL”). You should read our Certificate of Incorporation, By-Laws, and the applicable provision of the DGCL for additional information.
Authorized Capitalization
Our authorized capitalization consists of 150,000,000 shares of common stock, having a par value of $.01 per share, and 1,000,000 shares of preferred stock, having a par value of $.01 per share.
As of February 20, 2024, there were 74,617,874 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Common Stock
Voting Rights.   Each share of common stock entitles its holder to one vote per share. Cumulative voting is not permitted. Our By-Laws provide for a majority vote standard for uncontested elections of directors, and a plurality of votes standard for contested elections of directors. For other matters, our By-Laws provide when a quorum is present at any meeting, a majority of the votes cast, excluding abstentions and broker (and similar) non-votes, shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the DGCL, federal law, the Certificate of Incorporation or the By-Laws, or, to the extent permitted by DGCL, our board of directors (our “Board”) has expressly provided that some other vote shall be required, in which case such express provisions shall govern.
Dividend Rights.   Subject to any preferential dividend rights of outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may declared by our Board out of funds legally available therefor.
Liquidation Rights.   In the event of a liquidations, dissolution of winding up of AGCO, the holders of common stock are entitled to receive ratably the net assets of AGCO available for distribution after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Fully Paid and Nonassessable.   Shares of our common stock issued pursuant to this prospectus will be fully paid and nonassessable.
Other Matters.   Holders of our common stock have no preemptive, subscription, redemption or conversion rights and there is no sinking fund provisions applicable to our common stock.
Listing and Transfer Agent.   Our common stock is listed for trading on the New York Stock Exchange under the symbol “AGCO.” The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Anti-Takeover Provisions.   Certain provisions in our Certificate of Incorporation, By-Laws and the DGCL may have the effect of delaying, deferring or discouraging another party from acquiring us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.
Advance Notice of Stockholder Proposals or Nominations.   Company stockholders wishing to nominate a director or propose other action at an annual meeting must give advance written notice of such nomination or proposal not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
Delaware General Corporation Law.   As a Delaware corporation, we are subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 of the DGCL makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board and as a result could discourage attempts to acquire us, which could depress the market price of our common stock.
No Action in Writing.   Any action required or permitted to be taken by the stockholders of AGCO must be effect at an annual or special meeting of stockholders of AGCO and may not be effected by any consent in writing by such stockholders.
Preferred Stock.   Our Certificate of Incorporation authorizes our Board to issue preferred stock in one or more classes or series and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such time, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of AGCO at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions. Our authorized preferred stock consists of 1,000,000 shares of preferred stock, par value $.01 per share, with 300,000 shares designed as a series of junior preferred stock, par value $.01 per share. Issuance of preferred stock in the future could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. The terms of any preferred stock we may offer will be described in the applicable prospectus supplement.
Special Meetings.   A special meeting of stockholders may be called at any time only by order of our Board or the executive committee.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior debt or subordinated debt or as senior or subordinated convertible debt. Any debt securities will be unsecured and issued by AGCO Corporation and may be guaranteed by AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp. and The GSI Group, LLC. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement will describe the specific terms of any debt securities offered through that prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue any senior debt securities under the senior indenture that we will enter into with HSBC Bank USA, National Association, in its capacity as trustee under the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
We will describe in the applicable prospectus supplement the terms of any series of debt securities being offered, including:
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the title of such debt securities;

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the principal amount being offered and any limit on the aggregate principal amount of such debt securities;

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the date or dates, or the method for determining such dates, on which principal of such debt securities is payable;

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the rate or rates at which such debt securities shall bear interest, if any, which may be fixed or variable, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the basis upon which interest will be calculated;

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whether and under what circumstances, if any, we will pay additional amounts with respect to taxes, assessments or other governmental charges on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the place or places where the principal of, premium, if any, on and interest, if any, on such debt securities shall be payable;

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provisions for a sinking fund or other analogous fund, if any;

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our right, if any, to defer payments of interest, the maximum length of any such deferral period and any other terms with respect to any such deferral;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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the period or periods within which, the price or prices at which and the terms and conditions on which such debt securities may be redeemed, in whole or in part, at our option or at the option of the holder prior to their maturity;

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the obligation, if any, of us to redeem or purchase such debt securities;

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the date or dates, if any, after which such debt securities may be converted or exchanged at the option of the holder into or for shares of our common stock, our preferred stock or other securities (including securities of a third-party) and the terms for any such conversion or exchange;

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the denominations in which such debt securities shall be issuable;

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if other than the principal amount of such debt securities, the portion of the principal amount of such debt securities which shall be payable upon declaration of acceleration of the maturity of such debt securities;

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any deletions from, modifications of or additions to the events of default or covenants as provided in the indenture pertaining to such debt securities;

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whether such debt securities shall be issued in whole or in part in global form;

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the terms of subordination of any series of subordinated debt;

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restrictions on transfer, sale or other assignment, if any;

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the applicability of the provisions in the applicable indenture regarding defeasance; and

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any other terms of such debt securities.

Unless otherwise provided in the applicable prospectus supplement, the indentures will not contain provisions that afford holders of the debt securities protection in the event of a highly leveraged transaction involving AGCO Corporation or its subsidiaries.
Ranking
Any senior debt securities will constitute senior unsecured and unsubordinated indebtedness of AGCO Corporation and will rank equally in right of payment with all other existing and future senior unsecured and unsubordinated indebtedness of AGCO Corporation. Except as may be described in an applicable prospectus supplement, the senior indenture will not limit AGCO Corporation or its subsidiaries from issuing any other secured or unsecured debt.
Any subordinated debt securities will be subordinate and junior in right of payment to certain other indebtedness of AGCO Corporation to the extent described in the applicable prospectus supplement. Except as may be described in an applicable prospectus supplement, the subordinated indenture will not limit AGCO Corporation or its subsidiaries from issuing any other secured or unsecured debt.
See “Guarantees” below for additional information.
Guarantees
Debt securities offered by us may be guaranteed by one or more of the guarantor subsidiaries. The guarantor subsidiaries are named as co-registrants in the registration statement of which this prospectus is a part. Any guarantee of debt securities offered by us will be set forth in the applicable indenture or a related supplemental indenture and described in an applicable prospectus supplement. References herein to a “Guarantor” with respect to any series of debt securities refer to a guarantor subsidiary that has issued a guarantee with respect to such series of debt securities.

Except as otherwise provided in the applicable prospectus supplement or by mandatory law, any senior debt securities and any related guarantees will constitute senior unsecured and unsubordinated indebtedness of AGCO Corporation and any applicable Guarantor, respectively, and will rank equally in right of payment with all other existing and future senior unsecured and unsubordinated indebtedness of AGCO Corporation and any applicable Guarantor, respectively, unless these are preferred by mandatory law. Any subordinated debt securities and any related guarantees will be subordinate and junior in right of payment to certain other indebtedness of AGCO Corporation and any applicable Guarantor to the extent described in the applicable prospectus supplement.
The debt securities and any related guarantees will rank effectively junior in right of payment to the secured indebtedness, if any, of AGCO Corporation and any applicable Guarantor, to the extent of the collateral therefor, and to all existing and future liabilities of all subsidiaries of AGCO Corporation (other than any applicable Guarantor).
Conversion and Exchange
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any debt securities being issued thereunder.
Merger, Consolidation and Sale of Assets
AGCO Corporation may not consolidate with or merge with or into, whether or not AGCO Corporation is the surviving person, or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:
•
the surviving person or the person acquiring the assets (if AGCO Corporation is not the surviving entity) is (a) organized and existing under the laws of (i) the United States of America, any State thereof or the District of Columbia, (ii) any member state of the European Union as in effect on the date of the applicable indenture or (iii) Switzerland and (b) expressly assumes its obligations under the applicable indenture and the debt securities by an indenture supplemental to the applicable indenture to which AGCO Corporation is party to;

•
immediately after the transaction, there is no event of default under the applicable indenture; and

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AGCO Corporation delivers to the trustee an officer’s certificate and opinion of counsel (in form and substance acceptable to the trustee), stating that the transaction complies with the applicable indenture. The trustee will be entitled to conclusively rely upon such officer’s certificate and opinion as sufficient evidence that the transaction complies with the applicable indenture.

Upon the consolidation, merger or sale, the successor person formed by the consolidation, or into which AGCO Corporation is merged or to which the sale is made, will succeed to, and be substituted for AGCO Corporation under the applicable indenture.
There is no clear meaning for the phrase “substantially as an entirety.” Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of the properties and assets of AGCO Corporation “substantially as an entirety.” As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Events of Default
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following will be events of default under indentures with respect to any series of debt securities that we may issue:
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we fail to pay principal or premium, if any, when due and payable at the stated maturity, upon optional redemption, upon declaration or otherwise on such series of debt securities;

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we fail to pay any interest on such series of debt securities, when due and such failure continues for a period of 30 days;

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we fail to perform or observe the covenant described above under the heading “— Merger, Consolidation or Sale of Assets”;

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we fail to perform or observe any of the other covenants in the applicable indenture, other than a covenant relating to another series of debt securities, and our failure continues for 90 days after notice by the trustee or the holders of 25% or more of the principal amount of such series of debt securities;

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except as permitted by the applicable indenture and as contemplated by the terms of the applicable guarantee, the guarantee of any applicable Guarantor is held in any judicial proceeding to be unenforceable, or invalid, or ceases for any reason to be in full force and effect, or the applicable Guarantor, or any authorized person acting on behalf of such Guarantor, denies or disaffirms such Guarantor’s obligations under the applicable guarantee; and

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certain events involving the bankruptcy, insolvency or reorganization occur.

We will describe in the applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default, except defaults in payment of principal, premium, if any, or interest on the applicable series of debt securities. However, the trustee must consider it to be in the interest of the holders of the debt securities to withhold this notice.
If an event of default with respect to any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may by written notice to us (and to the trustee if such notice is given by the holders) declare the principal, premium, if any, and accrued interest, if any, on the outstanding debt securities of such series to be immediately due and payable. In case of an event of default relating to certain events of bankruptcy, insolvency or reorganization, the principal of and accrued interest, if any, on each series of debt securities will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal, premium, if any, or interest, if any, that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of the affected series of debt securities may waive these past defaults.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holders is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

No holder of a series of debt securities may pursue any remedy under the applicable indenture, except in the case of a default in the payment of principal, premium, if any, or interest on such series of debt securities, unless:

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the holder has given the trustee written notice of a continuing event of default;

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the holders of at least 25% in principal amount of outstanding of such series of debt securities make a written request, and offer reasonable indemnification or security (or both) satisfactory to the trustee to pursue the remedy;

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the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the affected series of debt securities; and

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the trustee fails to comply with the request within 60 days after receipt.

We will periodically file statements with trustee regarding our compliance with specified covenants in the indentures.
Modification
The indentures may be modified or amended by us and the trustee with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise described in the prospectus supplement applicable to a particular series of debt securities, a modification or amendment requires the consent of the holder of each outstanding debt security affected if it would:
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change the stated maturity of such debt security;

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reduce the principal amount or premium of such debt security;

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reduce the rate or change the time for payment of interest of such debt security;

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reduce any amount payable upon redemption or repurchase of such debt security or otherwise change our obligation to redeem or repurchase such debt security on a redemption date or repurchase date in a manner adverse to the holder of such debt security;

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impair the right of a holder to institute suit for payment on such debt security;

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change the currency in which such debt security is payable;

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release any Guarantor from and/or modify such Guarantor’s obligations under the applicable indenture;

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reduce the voting requirements under the applicable indenture;

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subject to specified exceptions, modify certain provisions of the applicable indenture relating to modification or waiver of provisions of the applicable indenture; or

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if the debt securities of such series are convertible, make any change that adversely affects in any material respect the right to convert such debt securities.

We are permitted to modify certain provisions of the applicable indenture without the consent of the holders of the debt securities.
Discharge and Defeasance
The indentures provide that we may be discharged from our obligations with respect to a particular series of debt securities as described below.
At our option, we may choose one of the following alternatives:
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We may elect to be discharged from any and all of our obligations in respect of a series of debt securities, except for, among other things, certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by or to the order of the trustee for defeasance (“legal defeasance”).

•
Alternatively, we may decide not to comply with certain restrictive covenants relating to such series of debt securities contained in the applicable indenture. Any noncompliance with those covenants will not constitute a default or an event of default with respect to the debt securities of such series (“covenant defeasance”).
In either case, we will be discharged from our obligations with respect to such series of debt securities if we deposit with the trustee (or with such other entity designated or appointed by the trustee for this purpose, or other qualifying trustee), sufficient money and/or government obligations (as defined in the applicable indenture), in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay principal, any premium, and interest, if any, on such series of debt securities on the maturity of those payments in accordance with the terms of the applicable indenture and the applicable series of debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of nationally recognized tax counsel in the U.S. which provides that the beneficial owners of such series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must be based on a change in law after the date of initial issuance or an Internal Revenue Service ruling directed to the trustee.
In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and/or government obligations on deposit with the trustee (or with such other entity designated or appointed by the Trustee for this purpose, or other qualifying trustee) will be sufficient to pay amounts due on such debt securities on the dates on which installments of interest or principal are due but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. Legal defeasance and covenant defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.
Information Concerning the Trustee
HSBC Bank USA, National Association will serve as the trustee under the senior indenture. HSBC Bank USA, National Association or its affiliates may provide banking and other services to AGCO and its subsidiaries in the ordinary course of their business. HSBC Bank USA, National Association also serves as trustee under another indenture pursuant to which AGCO Corporation and the guarantor subsidiaries have issued securities. If we issue any subordinated debt securities, the trustee for such debt securities will be named in the applicable prospectus supplement. The trustee under the senior indenture also may serve as trustee under the subordinated indenture.
Each of the indentures and provisions of the Trust Indenture Act that are incorporated by reference therein contains certain limitations on the rights of the trustee, if it or any of its affiliates is then a creditor of AGCO Corporation or the guarantor subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest (as defined in the indenture or the Trust Indenture Act) and an event of default occurs with respect to the applicable debt securities, the trustee must eliminate such conflict or resign as trustee under the indenture.
Governing Law
The indentures, the debt securities and any related guarantees of the debt securities will be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our common stock, preferred stock, debt securities, depositary shares or units. We may issue warrants independently or together with our common stock, preferred stock, debt securities, depositary shares or units, and the warrants may be attached to or separate from these securities. Unless otherwise provided in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Additional information regarding any warrants we may offer and the related warrant agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares may be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of, among other things, any of our securities described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, the securities specified in the applicable prospectus supplement at a specified price or prices, which may be based on a formula, all as set forth in the applicable prospectus supplement. Additional information regarding any purchase contracts we may offer will be set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units consisting of any of our other securities described in this prospectus. Additional information regarding any units that we may offer will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time in one or more of the following ways:
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to or through underwriters, dealers or agents;

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directly to agents or other purchasers;

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in an “at-the-market offering” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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in forward contracts or similar arrangements;

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through any combination of the foregoing methods; or

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through any other method described in the applicable prospectus supplement.

We, directly or through underwriters, dealers or agents, may offer and sell the securities covered by this prospectus in one or more transactions:
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at a fixed price or fixed prices, which may be changed;

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at market prices prevailing at the time of sale, including through transactions on the New York Stock Exchange or any other organized market where our securities may be sold;

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at prices related to the prevailing market price; or

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at negotiated prices.

Underwriters, dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers or agents and their compensation in a prospectus supplement.
The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids. We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed on the New York Stock Exchange under the symbol “AGCO.” Each series of preferred stock, debt securities, warrants, purchase contracts and units will be a new issue of securities and will have no established trading market. If we decide to seek a listing of any of these other securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed or where we have made an application for listing, as the case may be.
ENFORCEMENT OF CIVIL LIABILITIES
AGCO International Holdings B.V. and AGCO International GmbH may guarantee any debt securities to be issued pursuant to this prospectus. AGCO International Holdings B.V. is organized under the laws of the Netherlands and AGCO International GmbH is organized under the laws of Switzerland. Certain of the directors and officers of AGCO International Holdings B.V. and AGCO International GmbH are residents of jurisdictions outside of the United States, and all or a substantial part of the assets of these entities and these persons may be located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these entities or these persons or to enforce in any U.S. court judgments obtained against these entities or these persons, including actions and judgments predicated upon the civil liability provisions of U.S. federal securities laws.
The Netherlands
The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by any court in the United States, whether or not predicated solely upon U.S. securities laws, would not be enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent Dutch court. A Dutch court will, under current practice, generally confirm a final, conclusive and enforceable U.S. judgement without substantive re-examination or re-litigation on the merits if (a) that judgment results from proceedings compatible with the Dutch concept of due process (goede procesorde), (b) that judgment does not contravene public policy (openbare orde) of the Netherlands, (c) the jurisdiction of the court has been based on an internationally acceptable ground, (d) the judgment by the court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands and (e) the judgment is — according to the laws of the country of origin — formally capable of being enforced (e.g. is readily enforceable, has not been annulled in appeal or its enforceability has not been subjected to a certain timeframe).
Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in the Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.
Any enforcement of agreements governed by foreign law and any foreign judgments in the Netherlands will be subject to the rules of Dutch civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in euros at the applicable rate of exchange. Enforcement of obligations in the Netherlands will be subject to the nature of the remedies available in the courts of the Netherlands. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction, if concurrent proceedings are being brought elsewhere.
A Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses and damages.
Switzerland
AGCO International GmbH has been advised by its legal advisors that the United States and Switzerland do not currently have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:
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the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

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the judgment of such foreign court has become final and non-appealable;

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the judgment does not contravene Swiss public policy;

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the court procedures and service of documents leading to the judgment were in accordance with the due process of law; and

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no proceeding involving the same position and same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or that it was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

The enforceability of rights, claims and remedies and an enforcement of a respective foreign judgment in Switzerland may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally (including, but not limited, to the limitation that a guarantee if granted during hardening periods can generally be challenged under avoidance rules) and to any laws generally applicable in respect of invalidation or revision of contract terms, including contract terms which may be deemed to be unfair in view of circumstances prevailing at the time of enforcement, laws or equitable principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy. In particular, under Swiss law, jurisdiction clauses may have no effect in connection with insolvency proceedings as such actions or claims must be brought before the court at the place of the insolvency proceeding.
Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Swiss courts as contrary to that jurisdiction’s public policy. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court in the United States based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Switzerland. Similarly, those judgments may not be enforceable in countries other than the United States.
LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, as to matters of U.S. federal and Delaware and New York state law, by De Brauw Blackstone Westbroek N.V., as to matters of Dutch law, and by Pestalozzi Attorneys at Law Ltd, as to matters of Swiss law. Any underwriters will be advised as to legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of AGCO Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.
SEC registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fee	(2)
Trustee fees and expenses	(2)
Printing expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the filing fees relating to the securities that are registered and available for sale under this registration statement.

(2)
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
AGCO Corporation and Massey Ferguson Corp.
AGCO Corporation and Massey Ferguson Corp. are Delaware corporations. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred.
Reference is also made to Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (having to do with unlawful payment of dividends or unlawful stock purchase redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.
The certificate of incorporation of AGCO Corporation provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL and the by-laws of AGCO Corporation provide that AGCO Corporation shall indemnify its directors and officers to the full extent permitted by Section 145 of the DGCL.
The GSI Group, LLC
The GSI Group, LLC is a Delaware limited liability company. Under Section 108 of the Delaware Limited Liability Company Act, a limited liability company may indemnify and hold harmless its members, managers and any other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.
The amended and restated limited liability company agreement of The GSI Group, LLC (the “GSI Operating Agreement”) provides for the exculpation of directors and officers for any acts or omission taken or omitted by a director or officer in the reasonable belief that such act or omission is in or not contrary to the best interests of The GSI Group, LLC and is within the scope of authority granted to such director or officer in the GSI Operating Agreement, provided such act or omission does not constitute fraud, willful misconduct , bad faith or gross negligence. The GSI Operating Agreement also provides for indemnification of directors and officers from and against any and all losses, claims, demands, liabilities, expenses, judgements, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, or investigative, in which the director or officer may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of The GSI Group, LLC or its property, business or affairs.
AGCO Corporation has directors and officers liability insurance that insures the directors and officers of AGCO Corporation against certain liabilities.
AGCO International Holdings B.V.
AGCO International Holdings B.V. is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands.
The general meeting of shareholders (algemene vergadering van aandeelhouders) adopts the financial statements, but the adoption of the financial statements does not entail discharge of the directors or, in other words, does not release directors from liability. The general meeting of shareholders must explicitly grant the discharge by means of a resolution.
The amended and restated articles of association of AGCO International Holdings B.V. (the “Articles”) do not contain an explicit provision under which any director is indemnified in any manner against any liability that he or she may incur in his or her capacity as such. However, the Articles state that the granting of discharge to the directors for their management during the past financial year must be on the agenda for the annual general meeting that takes place within six months after the end of the financial year, unless the deadline for the preparation of the financial statements has been extended. The Articles further state that the general meeting determines the remuneration policy and other conditions that apply to the directors. Also, the directors must act in accordance with the instructions of the general meeting, which concern the general outline of the financial, social, economic and personnel policy, as well as the policy in the areas of marketing, environment, and sustainable cooperation.
Under Dutch law, any discharge granted to directors is not absolute and remains subject to the relevant provisions of the Dutch Civil Code (Burgerlijk Wetboek). Directors can be held liable, both jointly and severally, towards the company for improper performance of their management duties (onbehoorlijk bestuur) when such improper management is severely culpable (ernstig verwijtbaar). An individual director may avoid liability by proving that he or she cannot be blamed for the severely culpable improper management and that he or she has not been negligent in preventing the consequences thereof. Furthermore, a director cannot be held liable towards a shareholder for breach of his or her duties towards the company. However, a director may be held liable towards a shareholder for breach of his or her specific duties towards the shareholder.
In the case of bankruptcy, each director is jointly and severally liable towards the bankrupt estate for its shortfall in the event that the director has apparently improperly performed his or her duties (kennelijk onbehoorlijk bestuur) and it is likely (aannemelijk) that this improper management has been an important cause of the bankruptcy. As with the liability towards the company, an individual director may avoid liability by proving that he or she cannot be blamed for the apparent improper management and that he or she has not been negligent in preventing the consequences thereof.
AGCO currently maintains an insurance policy which insures directors against certain liabilities which might be incurred in connection with the performance of their duties.
AGCO International GmbH
Under Swiss corporate law, an indemnification by the company of a director or a member of executive management in relation to potential personal liability resulting from a breach of their duties is considered permissible, provided that the breach of such duties by that the director or the member of executive management was not intentionally or grossly negligent. The articles of incorporation of a company may contain a provision regarding such indemnification setting forth that the company shall indemnify and hold harmless its directors and executive managers to the extent permitted by law. Moreover, Swiss statutory law explicitly provides that the general meeting of the quotaholders may discharge the directors and members of executive management from liability resulting from actions taken. However, such discharge is only effective for disclosed facts and only against the company and those quotaholders who approved the discharge or who have since acquired their quotas in full knowledge of the discharge.
Apart from the general ability of quotaholders to discharge the directors and members of executive management from liability resulting from actions taken, AGCO International GmbH’s articles of incorporation do not contain provisions regarding the indemnification of directors or members of executive management. AGCO International GmbH may insure its directors and members of executive management with third party insurance against certain liability in their function as directors or members of executive management.
According to Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by the employee in the execution of duties under an employment agreement, unless the losses or expenses arise from the employee’s gross negligence or willful misconduct.
Item 16.   Exhibits.
Exhibit Number	Description of Exhibit	The filings referenced for incorporation by reference are AGCO Corporation
1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation of AGCO Corporation	June 30, 2002, Form 10-Q, Exhibit 3.1.
3.2	By-Laws of AGCO Corporation	October 31, 2022, Form 8-K, Exhibit 3.1.
3.3	Articles of Association of AGCO International Holdings B.V.	Filed herewith
3.4	Articles of Incorporation of AGCO International GmbH	Filed herewith
3.5	Certificate of Incorporation of Massey Ferguson Corp.	Filed herewith
3.6	Certificate of Formation of The GSI Group, LLC	Filed herewith
3.7	Bylaws of Massey Ferguson Corp.	Filed herewith
3.8	Operating Agreement of The GSI Group, LLC	Filed herewith
4.1	Form of Senior Note Indenture	Filed herewith
4.2	Form of Subordinated Note Indenture	Filed herewith
4.3*	Form of Supplemental Indenture for Senior Notes (including form of Senior Note)

Exhibit Number	Description of Exhibit	The filings referenced for incorporation by reference are AGCO Corporation
4.4*	Form of Supplemental Indenture for Subordinated Notes (including form of Subordinated Note)
4.5*	Form of Guarantee
4.6*	Form of Depositary Agreement (including form of Deposit Receipt)
4.7*	Form of Certificate of Designations (including form of Preferred Stock Certificate)
4.8*	Form of Warrant Agreement (including form of Warrant Certificate)
4.9*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate)
4.10*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP	Filed herewith
5.2	Opinion of De Brauw Blackstone Westbroek N.V.	Filed herewith
5.3	Opinion of Pestalozzi Attorneys at Law Ltd	Filed herewith
22.1	List of Subsidiary Guarantors	Filed herewith
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
23.2	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.2)
23.3	Consent of Pestalozzi Attorneys at Law Ltd (included in Exhibit 5.3)
23.4	Consent of KPMG LLP	Filed herewith
24.1	Power of Attorney of AGCO Corporation	Filed herewith
24.2	Power of Attorney of AGCO International Holdings B.V. (included on signature page)
24.3	Power of Attorney of AGCO International GmbH (included on signature page)
24.4	Power of Attorney of Massey Ferguson Corp. (included on signature page)
24.5	Power of Attorney of The GSI Group, LLC (included on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee under Senior Note Indenture	Filed herewith
25.2**	Form T-1 Statement of Eligibility of Trustee under Subordinated Note Indenture
107	Filing Fee Table	Filed herewith

*
To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
To file an application for the purpose of determining the eligibility of the trustee to act under sub section (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 7, 2024.
AGCO CORPORATION
By:
/s/ Eric P. Hansotia

Eric P. Hansotia
Chairman of the Board,
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Eric P. Hansotia Eric P. Hansotia	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	March 7, 2024
/s/ Damon Audia Damon Audia	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	March 7, 2024
* Michael C. Arnold	Director	March 7, 2024
* Sondra L. Barbour	Director	March 7, 2024
* Suzanne P. Clark	Director	March 7, 2024
* Bob De Lange	Director	March 7, 2024
* George E. Minnich	Director	March 7, 2024
* Niels Pörksen	Director	March 7, 2024
* David Sagehorn	Director	March 7, 2024

* Mallika Srinivasan	Director	March 7, 2024
* Matthew Tsien	Director	March 7, 2024
* By: /s/ Damon Audia Damon Audia Attorney-in-Fact Date: March 7, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grubbevorst, the Netherlands, on March 7, 2024.
AGCO INTERNATIONAL HOLDINGS B.V.
By:
/s/ Roger Neil Batkin

Roger Neil Batkin, Managing Director
By:
/s/ Adam Charles Frost

Adam Charles Frost, Managing Director
POWER OF ATTORNEY
Each person whose signature appears below hereby severally constitutes and appoints Eric P. Hansotia, Damon Audia and Roger N. Batkin, and each of them singly, as his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her names in the capacities indicated below, this Registration Statement and any and all amendments to this Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in his or her names and on his or her behalf to enable AGCO International Holdings B.V. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorneys or any of them, to said Registration Statement and any and all amendments (including post-effective amendments) thereto, to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Roger Neil Batkin Roger Neil Batkin	Managing Director	March 7, 2024
/s/ Adam Charles Frost Adam Charles Frost	Managing Director	March 7, 2024
/s/ Stefanus Johannes Wilhelmus Koch Stefanus Johannes Wilhelmus Koch	Managing Director	March 7, 2024
/s/ Sebastiaan Petrus Johannes Mulder Sebastiaan Petrus Johannes Mulder	Managing Director	March 7, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Neuhausen am Rheinfall, Switzerland, on March 7, 2024.
AGCO INTERNATIONAL GMBH
By:
/s/ Frederic Devienne

Frederic Devienne, Managing Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby severally constitutes and appoints Eric P. Hansotia, Damon Audia and Roger N. Batkin, and each of them singly, as his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her names in the capacities indicated below, this Registration Statement and any and all amendments to this Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in his or her names and on his or her behalf to enable AGCO International GmbH to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorneys or any of them, to said Registration Statement and any and all amendments (including post-effective amendments) thereto, to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Kelvin Bennett Kelvin Bennett	Managing Officer	March 7, 2024
/s/ Frederic Devienne Frederic Devienne	Managing Officer	March 7, 2024
/s/ Torsten Dehner Torsten Dehner	Managing Officer	March 7, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in in the City of Duluth, State of Georgia, on March 7, 2024.
MASSEY FERGUSON CORP.
By:
/s/ Todd A. Wear

Todd A. Wear
President
POWER OF ATTORNEY
Each person whose signature appears below hereby severally constitutes and appoints Eric P. Hansotia, Damon Audia and Roger N. Batkin, and each of them singly, as his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her names in the capacities indicated below, this Registration Statement and any and all amendments to this Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in his or her names and on his or her behalf to enable Massey Ferguson Corp. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorneys or any of them, to said Registration Statement and any and all amendments (including post-effective amendments) thereto, to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Todd A. Wear Todd A. Wear	President and Director (principal executive officer)	March 7, 2024
/s/ Chris Smither Chris Smither	Treasurer (principal financial and accounting officer)	March 7, 2024
/s/ Roger N. Batkin Roger N. Batkin	Director	March 7, 2024
/s/ Marie Holiday Marie Holiday	Director	March 7, 2024
/s/ Peter Kennedy Peter Kennedy	Director	March 7, 2024
/s/ Kinsha O. Swain Kinsha O. Swain	Director	March 7, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 7, 2024.
THE GSI GROUP, LLC
By:
/s/ Robert Crain

Robert Crain
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby severally constitutes and appoints Eric P. Hansotia, Damon Audia and Roger N. Batkin, and each of them singly, as his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her names in the capacities indicated below, this Registration Statement and any and all amendments to this Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in his or her names and on his or her behalf to enable The GSI Group, LLC to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorneys or any of them, to said Registration Statement and any and all amendments (including post-effective amendments) thereto, to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Robert Crain Robert Crain	President and Chief Executive Officer (principal executive officer)	March 7, 2024
/s/ Todd A. Wear Todd A. Wear	Vice President (principal financial and accounting officer)	March 7, 2024
/s/ Stefan Caspari Stefan Caspari	Manager	March 7, 2024
/s/ Damon Audia Damon Audia	Manager	March 7, 2024
/s/ Andrew K. Jones Andrew K. Jones	Manager	March 7, 2024